Exhibit (b)
GLADSTONE LENDING CORPORATION
(A MARYLAND CORPORATION)
BYLAWS

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Section 67. Seal	23
Section 68. Control Share Acquisition Act	23

Article X. AMENDMENTS	24

Section 69. Amendments	24

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BYLAWS
OF
GLADSTONE LENDING CORPORATION
(a Maryland corporation)

ARTICLE I.
OFFICES
     Section 1. Principal Office. The principal office of the Corporation in the State of Maryland shall be located at such place as the Corporation’s board of directors (the “Board”) may designate from time to time.
     Section 2. Additional Offices. The Corporation may have additional offices, including a principal executive office, at such places as the Board may from time to time determine or the business of the Corporation may require.
ARTICLE II.
MEETINGS OF STOCKHOLDERS
     Section 3. Place. Unless otherwise provided herein or by the Corporation’s charter (the “Articles”), meetings of the Corporation’s stockholders (the “Stockholders”) shall be held at the Corporation’s principal executive office or at any other place as shall be set in accordance with these Bylaws and stated in the notice of meeting.
     Section 4. Annual Meeting.
          (a) The Corporation’s annual meeting of the Stockholders (“Annual Meeting of Stockholders”), for the purpose of election of Directors (the “Directors”) and for the transaction of such other business as may properly come before it, shall be held on such date and at such time and place as may be set from time to time by the Board. Nominations of individuals for election to the Board and the proposal of other business to be considered by the Stockholders may be made at an Annual Meeting of Stockholders: (i) pursuant to the Corporation’s notice of the Annual Meeting of Stockholders; or (ii) by or at the direction of the Board; or (iii) by any Stockholder who is a stockholder of record both at the time of giving of notice provided for in the following paragraph and at the time of such meeting, who is entitled to vote at such meeting in the election of each individual so nominated or on any such other business, and who has complied with this Section 4.
          (b) At an Annual Meeting of Stockholders, only such business shall be conducted as shall have been properly brought before the meeting. For nominations of Proposed Nominees (as defined in Section 4(c) hereof) or other business to be properly brought before an

Annual Meeting of Stockholders by a Stockholder pursuant to clause (iii) of Section 4(a) of these Bylaws, (i) the Stockholder must have given timely notice thereof in writing to the Corporation’s Secretary (the “Secretary”) and (ii) in the case of any such other business, such other business must otherwise be a proper matter for Stockholder action. To be timely, a Stockholder’s notice shall set forth all information required under this Section 4 and shall be delivered to the Secretary at the Corporation’s principal executive office not earlier than the one hundred fiftieth (150th) day nor later than 5:00 p.m., Eastern Time, on the one hundred twentieth (120th) day prior to the first anniversary of the Proxy Statement Date (as defined in Section 4(i) hereof) for the preceding year’s Annual Meeting of Stockholders; provided, however, that in connection with the Corporation’s first Annual Meeting of Stockholders or in the event that the date of the Annual Meeting of Stockholders is advanced or delayed by more than thirty (30) days from the first anniversary of the date of the preceding year’s Annual Meeting of Stockholders, notice by the Stockholder to be timely must be so delivered not earlier than the one hundred fiftieth (150th) day prior to the date of such Annual Meeting of Stockholders and not later than 5:00 p.m., Eastern Time, on the later of the one hundred twentieth (120th) day prior to the date of such Annual Meeting of Stockholders, as originally convened, or the tenth (10th) day following the day on which Public Announcement of the date of such meeting is first made. The Public Announcement of a postponement or adjournment of an Annual Meeting of Stockholders shall not commence a new time period for the giving of a Stockholder’s notice as described above.
          (c) Such Stockholder’s notice shall set forth: (i) as to each individual whom the Stockholder proposes to nominate for election or reelection as a Director (each, a “Proposed Nominee”), all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a Director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended (the “1934 Act”) (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); (ii) as to any other business that the Stockholder proposes to bring before the meeting, a description of such business, the Stockholder’s reasons for proposing such business at the meeting and any material interest in such business of such Stockholder or any Stockholder Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to the Stockholder or the Stockholder Associated Person (as defined in Section 4(i) hereof) therefrom; (iii) as to the Stockholder giving the notice, any Proposed Nominee and any Stockholder Associated Person, (A) the class, series and number of all shares of stock or other securities of the Corporation (collectively, the “Company Securities”), if any, which are owned (beneficially or of record) by such Stockholder, Proposed Nominee or Stockholder Associated Person, the date on which each such Company Security was acquired and the investment intent of such acquisition, and any short interest (including any opportunity to profit or share in any benefit from any decrease in the price of such stock or other security) in any Company Securities of any such person and (B) the nominee holder for, and number of, any Company Securities owned beneficially but not of record by such Stockholder, Proposed Nominee or Stockholder Associated Person; (iv) as to the Stockholder giving the notice, any Stockholder Associated Person with an interest or ownership referred to in clauses (ii) or (iii) of this Section 4(c) and any Proposed Nominee, (A) the name and address of such Stockholder, as they appear on the Corporation’s stock ledger, and the current name and business address, if different, of each such Stockholder Associated Person and any Proposed Nominee and

(B) the investment strategy or objective, if any, of such Stockholder and each such Stockholder Associated Person who is not an individual and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such Stockholder and each such Stockholder Associated Person; (v) as to the Stockholder giving the notice and any Stockholder Associated Person with an interest or ownership referred to in clauses (ii) or (iii) of this Section 4(c), whether either such Stockholder or Stockholder Associated Person intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the Corporation’s voting stock required under applicable law to approve the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Corporation’s voting stock to elect such Proposed Nominee or Proposed Nominees; and (vi) to the extent known by the Stockholder giving the notice, the name and address of any other Stockholder supporting the nominee for election or reelection as a Director or the proposal of other business on the date of such Stockholder’s notice.
     (d) Such Stockholder’s notice shall, with respect to any Proposed Nominee, be accompanied by a certificate executed by the Proposed Nominee (i) certifying that such Proposed Nominee (A) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Corporation in connection with service or action as a Director that has not been disclosed to the Corporation and (B) will serve as a director of the Corporation if elected; and (ii) attaching a completed Proposed Nominee questionnaire (which questionnaire shall be provided by the Corporation, upon request, to the Stockholder providing the notice and shall include all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a Director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the 1934 Act and the rules thereunder, or would be required pursuant to the rules of any national securities exchange or over-the-counter market).
     (e) Notwithstanding anything in Section 4(b) of these Bylaws to the contrary, in the event that the number of Directors to be elected to the Board is increased, and there is no Public Announcement of such action at least one hundred thirty (130) days prior to the first anniversary of the Proxy Statement Date for the preceding year’s Annual Meeting of Stockholders, a Stockholder’s notice required by this Section 4 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive office of the Corporation not later than 5:00 p.m., Eastern Time, on the tenth (10th) day following the day on which such Public Announcement is first made by the Corporation.
     (f) If information submitted pursuant to this Section 4 by any Stockholder proposing a Proposed Nominee or any proposal for other business at an Annual Meeting of Stockholders shall be inaccurate in any material respect, such information may be deemed not to have been provided in accordance with this Section 4. Any such Stockholder shall notify the Corporation of any inaccuracy or change (within two (2) business days of becoming aware of such inaccuracy or change) in any such information. Upon written request by the Secretary or the Board, any such Stockholder shall provide, within five (5) business days of delivery of such request (or such other period as may be specified in such request), (i) written verification, satisfactory, in the discretion of the Board or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the Stockholder pursuant to this Section 4, and (ii) a written update of any information submitted by the Stockholder pursuant to this Section 4 as of an earlier date. If a Stockholder fails to provide such written verification or written update within such period, the information as to which written verification or a written update was requested may be deemed not to have been provided in accordance with this Section 4.
          (g) Only such Proposed Nominees who are nominated in accordance with this Section 4 shall be eligible for election by Stockholders as Directors at an Annual Meeting of Stockholders, and only such business shall be conducted at an Annual Meeting of Stockholders as shall have been brought before the meeting in accordance with this Section 4. The Chairman of the Annual Meeting of Stockholders shall have the power to determine whether a nomination or any other business proposed to be brought before such meeting was made, or proposed, as the case may be, in accordance with these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defective proposal or nomination shall not be presented for Stockholder action at the Annual Meeting of Stockholders and shall be disregarded.
          (h) Notwithstanding the foregoing provisions of this Section 4, a Stockholder shall also comply with all applicable requirements of state law and of the 1934 Act and the rules and regulations thereunder with respect to the matters set forth in this Section 4. Nothing in this Section 4 shall be deemed to affect any right of a Stockholder to request inclusion of a proposal in, or the right of the Corporation to omit a proposal from, the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the 1934 Act. Nothing in this Section 4 shall require disclosure of revocable proxies received by the Stockholder or Stockholder Associated Person pursuant to a solicitation of proxies after the filing of an effective Schedule 14A by such Stockholder or Stockholder Associated Person under Section 14(a) of the 1934 Act.
          (i) For purposes of these Bylaws, (i) “Public Announcement” shall mean disclosure (A) in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or other widely circulated news or wire service or (B) in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to the 1934 Act; (ii) Proxy Statement Date shall have the same meaning as “the date of the company’s proxy statement released to shareholders” as used in Rule 14a-8(e) promulgated under the 1934 Act, as interpreted by the Securities and Exchange Commission from time to time; and (iii) “Stockholder Associated Person” of any Stockholder shall mean (A) any person acting in concert with such Stockholder, (B) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such Stockholder (other than a Stockholder that is a depositary) and (C) any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Stockholder or such Stockholder Associated Person.
     Section 5. Special Meetings.
          (a) A special meeting of the Stockholders (“Special Meeting of Stockholders”) may be called, for any purpose or purposes, by (i) the Chairman of the Board, (ii)

the Chief Executive Officer or President, or (iii) the Board pursuant to a resolution adopted by a majority of the Directors, excluding vacancies. A Special Meeting of Stockholders shall be called by the Secretary to act on any matter that may properly be considered at a meeting of Stockholders upon the written request of Stockholders who are stockholders of record at the time of such request and are entitled to cast not less than ten percent (10%) of all the votes entitled to be cast on such matter at such meeting. The written request must state the purpose of such meeting and the matters proposed to be acted on at such meeting.
     (b) Except as provided below, a Special Meeting of Stockholders shall be held on the date and at the time and place set by the Chairman of the Board, Chief Executive Officer, President, the Board, or whomever has called such meeting. No business may be transacted at such meeting except as specifically designated in the notice. Within ten days after receipt of a written request for a Special Meeting of Stockholders, either in person or by mail, from Stockholders who are stockholders of record at the time of such request and are entitled to cast not less than ten percent (10%) of all the votes entitled to be cast on any matter at such meeting, the Secretary shall provide all Stockholders with written notice, either in person or by mail, of such meeting and the purpose of such meeting. A Special Meeting of Stockholders properly requested by Stockholders shall be held not less than 15 days nor more than 60 days after the Secretary’s delivery of such written notice. Subject to the foregoing sentence, such Special Meeting of Stockholders shall be held at the time and place specified in the Stockholder request; provided, however, that if none is so specified, such meeting shall be held at a time and place convenient to the Stockholders.
     (c) Nominations of Proposed Nominees may be made at a Special Meeting of Stockholders at which Directors are to be elected only (i) by or at the direction of the Board or (ii) provided that the Special Meeting of Stockholders has been called in accordance with Section 5(a) of these Bylaws for the purpose of electing Directors, by any Stockholder of the Corporation who is a stockholder of record both at the time of giving of notice provided for in this Section 5 and at the time of such meeting, who is entitled to vote at such meeting in the election of each Proposed Nominee and who has complied with this Section 5. In the event the Corporation calls a Special Meeting of Stockholders for the purpose of electing one or more individuals to the Board, any Stockholder may nominate a Proposed Nominee or Proposed Nominees (as the case may be) as specified in the Corporation’s notice of meeting, if the Stockholder’s notice, containing the information required by paragraph (c) of Section 4, is delivered to the Secretary at the principal executive office of the Corporation not earlier than the one hundred twentieth (120th) day prior to such Special Meeting of Stockholders and not later than 5:00 p.m., Eastern Time, on the later of the ninetieth (90th) day prior to such Special Meeting of Stockholders or the tenth (10th) day following the day on which Public Announcement is first made of the date of the Special Meeting of Stockholders and of the nominees proposed by the Board to be elected at such meeting. The Public Announcement of a postponement or adjournment of a Special Meeting of Stockholders shall not commence a new time period for the giving of a stockholder’s notice as described above.
     (d) If information submitted pursuant to this Section 5 by any Stockholder proposing a Proposed Nominee at a Special Meeting of Stockholders shall be inaccurate in any material respect, such information may be deemed not to have been provided in accordance with this Section 5. Any such Stockholder shall notify the Corporation of any inaccuracy or change

(within two (2) business days of becoming aware of such inaccuracy or change) in any such information. Upon written request by the Secretary or the Board, any such Stockholder shall provide, within five (5) business days of delivery of such request (or such other period as may be specified in such request), (i) written verification, satisfactory, in the discretion of the Board or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the Stockholder pursuant to this Section 5, and (ii) a written update of any information submitted by the Stockholder pursuant to this Section 5 as of an earlier date. If a Stockholder fails to provide such written verification or written update within such period, the information as to which written verification or a written update was requested may be deemed not to have been provided in accordance with this Section 5.
          (e) Only such Proposed Nominees who are nominated in accordance with this Section 5 shall be eligible for election by Stockholders as Directors at a Special Meeting of Stockholders. The Chairman of the Special Meeting of Stockholders shall have the power to determine whether a nomination proposed to be brought before such meeting was made in accordance with these Bylaws and, if any proposed nomination is not in compliance with these Bylaws, to declare that such defective nomination shall not be presented for Stockholder action at the Special Meeting of Stockholders and shall be disregarded.
     Section 6. Stockholder List.
          (a) An alphabetical list of the names, addresses and telephone numbers of the Stockholders, along with the number of shares held by each of them (the “Stockholder List”), shall be maintained as part of the books and records of the Corporation and shall be available for inspection by any Stockholder, or a designated agent of such Stockholder, at the principal executive office of the Corporation upon the written request of such Stockholder. The Stockholder List shall be updated at least quarterly to reflect changes in the information contained therein. The Corporation may impose a reasonable charge for expenses incurred in reproduction of the Stockholder List pursuant to the Stockholder’s request. A Stockholder may request from the Corporation a copy of the Stockholder List in connection with matters relating to Stockholders’ voting rights and the exercise of Stockholder rights under federal proxy laws. A copy of the Stockholder List shall be provided to any Stockholder requesting the Stockholder List within 10 days of the request. The copy of the Stockholder List shall be printed in alphabetical order, on white paper, and in a readily legible type size.
          (b) If the investment adviser of the Corporation (the “Adviser”) neglects or refuses to exhibit, produce or provide a copy of the Stockholder List as requested by a Stockholder, the Adviser shall be liable to any such Stockholder requesting the Stockholder List for the costs, including reasonable attorneys’ fees, incurred by that Stockholder for compelling the production of the Stockholder List, and for actual damages suffered by such Stockholder by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the Stockholder List is to secure such list of Stockholders or other information for the purpose of selling the Stockholder List or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a Stockholder relative to the affairs of the Corporation. The Corporation may require the Stockholder requesting the Stockholder List to represent that the Stockholder List is not requested for a commercial purpose unrelated to the Stockholder’s interest in the Corporation. The remedies provided hereunder to Stockholders requesting copies of the Stockholder List are in addition, to and shall not in any way limit, other remedies available to Stockholders under federal law, or the laws of any state.
     Section 7. Notice. Except as provided otherwise in Section 5, not less than ten (10) nor more than ninety (90) days before each meeting of Stockholders, the Secretary shall give to each Stockholder entitled to vote at such meeting and to each Stockholder not entitled to vote who is entitled to notice of the meeting in writing or by electronic transmission stating the time and place of the meeting and, in the case of a Special Meeting of Stockholders or as otherwise may be required by any statute, the purpose for which the meeting is called, by mail, by presenting it to such Stockholder personally, by leaving it at the Stockholder’s residence or usual place of business or by any other means permitted by Maryland law. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the Stockholder at the Stockholder’s address as it appears on the records of the Corporation, with postage thereon prepaid. If transmitted electronically, such notice shall be deemed to be given when transmitted to the Stockholder by an electronic transmission to any address or number of the Stockholder at which the Stockholder receives electronic transmissions. The Corporation may give a single notice to all Stockholders who share an address, which single notice shall be effective as to any Stockholder at such address, unless a Stockholder objects to receiving such single notice or revokes a prior consent to receiving such single notice. Failure to give notice of any meeting to one or more Stockholders, or any irregularity in such notice, shall not affect the validity of any meeting fixed in accordance with these Bylaws or the validity of any proceedings at any such meeting. The Corporation may postpone or cancel a meeting of Stockholders by making a Public Announcement of such postponement or cancellation prior to the meeting. Notice of the date, time and place to which the meeting is postponed shall be given not less than 10 days prior to such date and otherwise in the manner set forth in this Section 7.
     Section 8. Presiding Officer; Statement of Affairs; Order of Business.
          (a) Every meeting of Stockholders shall be conducted by an individual appointed by the Board to be chairman of the meeting or, in the absence of such appointment or appointed individual, by the Chairman of the Board or, in the case of a vacancy in the office or absence of the Chairman of the Board, by one of the following officers present at the meeting in the following order: the Vice Chairman of the Board, if there is one, the Chief Executive Officer, the President, the Vice Presidents in their order of rank and seniority, the Secretary, or, in the absence of such officers, a chairman chosen by the Stockholders by the vote of a majority of the votes cast by Stockholders present in person or by proxy. The Secretary, or, in the Secretary’s absence, an Assistant Secretary, or, in the absence of both the Secretary and Assistant Secretaries, an individual appointed by the Board or, in the absence of such appointment, an individual appointed by the chairman of the meeting shall act as secretary of the meeting. In the event that the Secretary presides at a meeting of Stockholders, an Assistant Secretary, or, in the absence of all Assistant Secretaries, an individual appointed by the Board or the chairman of the meeting, shall record the minutes of the meeting.
          (b) The following order of business, unless otherwise determined by the chairman of the meeting, shall be observed as far as practicable and consistent with the purposes of the meeting:

               (i) Call of the meeting to order.
               (ii) Presentation of proof of mailing of the notice of the meeting and, if the meeting is a special meeting, the call thereof.
               (iii) Presentation of proxies.
               (iv) Announcement that a quorum is present.
               (v) Reading and approval of the minutes of the previous meeting.
               (vi) Reports, if any, of officers.
               (vii) Submission of statement of affairs by the Chief Financial Officer or Treasurer, if the meeting is an Annual Meeting of Stockholders.
               (viii) Election of Directors, if the meeting is an Annual Meeting of Stockholders or a meeting called for that purpose.
               (ix) Miscellaneous business.
               (x) Adjournment.
          (c) The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of the chairman and without any action by the Stockholders, are appropriate for the proper conduct of the meeting, including, without limitation, (i) restricting admission to the time set for the commencement of the meeting; (ii) limiting attendance at the meeting to Stockholders of record of the Corporation, their duly authorized proxies and such other individuals as the chairman of the meeting may determine; (iii) limiting participation at the meeting on any matter to Stockholders of record of the Corporation entitled to vote on such matter, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (iv) limiting the time allotted to questions or comments; (v) determining when and for how long the polls should be opened and when the polls should be closed; (vi) maintaining order and security at the meeting; (vii) removing any Stockholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting; (viii) concluding a meeting or recessing or adjourning the meeting to a later date and time and at a place announced at the meeting; and (ix) complying with any state and local laws and regulations concerning safety and security. Unless otherwise determined by the chairman of the meeting, meetings of Stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.
     Section 9. Quorum; Adjournments. At any meeting of Stockholders, the presence in person or by proxy of Stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting shall constitute a quorum; but this section shall not affect any requirement under law or under the Articles for the vote necessary for the adoption of any measure. If such quorum is not established at any meeting of the Stockholders, the chairman of the meeting may adjourn the meeting sine die or from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified. The Stockholders present either in person or by proxy, at a meeting which has been duly called and at which a quorum has been established, may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough Stockholders to leave fewer than would be required to establish a quorum.
     Section 10. Voting.
          (a) A plurality of all the votes cast at a meeting of Stockholders duly called and at which a quorum is present shall be sufficient to elect a Director. A majority of the votes cast at a meeting of Stockholders, duly called and at which a quorum is present, shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by law, these Bylaws, or the Articles.
          (b) Unless the Articles provide otherwise, each outstanding share of stock having voting power, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of Stockholders; but no share shall be entitled to vote if any installment payable on it is overdue and unpaid. Voting on any question or in any election may be viva voce unless the chairman of the meeting shall order that voting be by ballot or otherwise. A holder of record shares of stock of the Corporation may cast votes in person or by proxy executed by the Stockholder or by the Stockholder’s duly authorized agent in any manner permitted by law. Such proxy or evidence of authorization of such proxy shall be filed with the Secretary of the Corporation before or at the meeting. No proxy shall be valid more than eleven months after its date, unless otherwise provided in the proxy. At all meetings of Stockholders, unless the voting is conducted by inspectors, all questions relating to the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the chairman of the meeting.
          (c) At all elections of Directors, each Stockholder having voting power shall not be entitled to exercise the right of cumulative voting.
          (d) Shares of stock of the Corporation directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares of stock entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares of stock at any given time.
          (e) Stock of the Corporation registered in the name of a corporation, partnership, trust or other entity, if entitled to be voted, may be voted by the president or a vice president, general partner, trustee or managing member thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such stock pursuant to a bylaw or a resolution of the governing body of such corporation or other entity or agreement of the partners of a partnership presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such stock. Any director or fiduciary may vote stock registered in the name of such person in the capacity of such director or fiduciary, either in person or by proxy.

          (f) The Board may adopt by resolution a procedure by which a Stockholder may certify in writing to the Corporation that any shares of stock registered in the name of the Stockholder are held for the account of a specified person other than the Stockholder. The resolution shall set forth the class of Stockholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date, the time after the record date within which the certification must be received by the Corporation; and any other provisions with respect to the procedure which the Board considers necessary or desirable. On receipt by the Corporation of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the holder of record of the specified stock in place of the Stockholder who makes the certification.
     Section 11. Inspectors. The Board or the chairman of the meeting may appoint, before or at the meeting, one or more inspectors for the meeting and any successor to the inspector. The inspectors, if any, shall (a) determine the number of shares of stock represented at the meeting, in person or by proxy, and the validity and effect of proxies, (b) receive and tabulate all votes, ballots or consents, (c) report such tabulation to the chairman of the meeting, (d) hear and determine all challenges and questions arising in connection with the right to vote, and (e) do such acts as are proper to fairly conduct the election or vote. Each such report shall be in writing and signed by the inspector or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.
     Section 12. Telephone Meetings. Stockholders may participate in a meeting by means of a conference call or other communications equipment by means of which all persons participating can hear each other at the same time, and participation in the meeting by such means shall conclusively be deemed to constitute presence in person at such meeting.
ARTICLE III.
DIRECTORS
     Section 13. Powers. The business and affairs of the Corporation shall be managed under the direction of its Board, which may exercise all of the powers of the Corporation, except such as are conferred upon or reserved to the Stockholders by law, the Articles, or these Bylaws.
     Section 14. Number and Term.
          (a) The number of Directors shall initially be three (3) until increased or decreased pursuant to the following provisions, but shall never be greater than twelve (12) nor fewer than one (1). A majority of the entire Board may, at any time and from time to time, establish, increase or decrease the number of Directors. The tenure of a Director shall not be affected by any decrease in the number of Directors.
          (b) Subject to the rights of the holders of any series of preferred stock of the Corporation (“Preferred Stock”) to elect additional Directors under specified circumstances, upon effectiveness of the Corporation’s registration statement filed under the Securities Act of

1933, as amended (the “1933 Act”), in connection with the offer and sale of common stock of the Corporation to the public (the “Initial Public Offering”), the Directors shall be divided into three classes to be designated Class A, Class B and Class C, respectively. The initial Class A Directors shall hold office for a term expiring at the Annual Meeting of Stockholders held in the first year following the closing of the Initial Public Offering. The initial Class B Directors shall hold office for a term expiring at the Annual Meeting of Stockholders held in the second year following the closing of the Initial Public Offering. The initial Class C Directors shall hold office for a term expiring at the Annual Meeting of Stockholders held in the third year following the closing of the Initial Public Offering.
          (c) At each Annual Meeting of Stockholders commencing with the first such meeting after the closing of the Initial Public Offering, the successor or successors of the class of Directors whose term expires at that meeting (other than Directors elected by the holders of any series of Preferred Stock) shall hold office for a term expiring at the Annual Meeting of Stockholders held in the third year following the year of their election. The Directors elected to each class (other than Directors elected by any series of Preferred Stock) shall hold office until their successors are duly elected and qualify or until their earlier death, resignation or removal. Directors need not be Stockholders.
     Section 15. Matters Requiring Action by the Entire Board. Notwithstanding anything to the contrary in these Bylaws, the following actions shall require the approval by the affirmative vote of a majority of all Directors, excluding vacancies:
          (a) appointing any Director to a committee of the Board pursuant to Article IV of these Bylaws; and
          (b) electing any employee, officer, or Director of the Corporation, or any person who is to become an employee, officer, or Director of the Corporation, to serve as an officer above the level of principal.
     Section 16. Vacancy. If for any reason any or all of the Directors cease to be Directors, such event shall not terminate the Corporation or affect these Bylaws or the powers of the remaining Directors hereunder. Until such time as the Corporation becomes subject to Section 3-804(c) of the Maryland General Corporation Law (the “MGCL”), any vacancy on the Board for any cause other than an increase in the number of Directors, may be filled by a majority of the remaining Directors, even if such majority is less than a quorum; any vacancy in the number of Directors created by an increase in the number of Directors may be filled by a majority vote of the entire Board; and any individual so elected as Director shall serve until the next Annual Meeting of Stockholders and until his or her successor is elected and qualifies. At such time as the Corporation becomes subject to Section 3-804(c) of the MGCL and except as may be provided by the Board in setting the terms of any class or series of Preferred Stock, any vacancy on the Board may be filled only by a majority of the remaining Directors, even if the remaining Directors do not constitute a quorum, and any Director elected to fill a vacancy shall serve for the remainder of the full term of the class in which the vacancy occurred and until a successor is elected and qualifies.
     Section 17. Resignation.

     Any Director may resign at any time by delivering his resignation to the Board, the Chairman of the Board, the Chief Executive Officer, the President or the Secretary. Any resignation shall take effect immediately upon its receipt or at such later time specified in the resignation. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation.
     Section 18. Place of Meetings. Meetings of the Board, regular or special, may be held at any place as the Board may from time to time determine.
Section 19. Annual Meeting. The annual meeting of the Board shall be held immediately following the Annual Meeting of Stockholders, no notice of such meeting other than this Bylaw being necessary. In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board (“Special Meetings of the Board”).
     Section 20. Regular Meetings. The Board may provide, by resolution, the time and place for the holding of regular meetings of the Board without other notice than such resolution.
     Section 21. Special Meetings. Special Meetings of the Board may be called at any time by the Board or the Executive Committee, if one be constituted, by vote at a meeting, or by the Chief Executive Officer, the President or a majority of the Directors or a majority of the members of the Executive Committee in writing with or without a meeting. The person or persons authorized to call Special Meetings of the Board may fix any place as the place for holding any Special Meeting of the Board called by them. The Board may provide, by resolution, the time and place for the holding of Special Meetings of the Board without other notice than such resolution.
     Section 22. Notice. Notice of any Special Meeting of the Board shall be delivered personally or by telephone, electronic mail, facsimile transmission, courier or United States mail to each Director at his or her business or residence address. Notice by personal delivery, telephone, electronic mail or facsimile transmission shall be given at least twenty-four (24) hours prior to the meeting. Notice by United States mail shall be given at least three (3) days prior to the meeting. Notice by courier shall be given at least two (2) days prior to the meeting. Telephone notice shall be deemed to be given when the Director or his or her agent is personally given such notice in a telephone call to which the Director or his or her agent is a party. Electronic mail notice shall be deemed to be given upon transmission of the message to the electronic mail address given to the Corporation by the Director. Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Corporation by the Director and receipt of a completed answer-back indicating receipt. Notice by United States mail shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. Notice by courier shall be deemed to be given when deposited with or delivered to a courier properly addressed. Neither the business to be transacted at, nor the purpose of, any meeting of the Board need be stated in the notice, unless specifically required by statute or these Bylaws.
     Section 23. Quorum; Adjournments. At all meetings of the Board, a majority of the Directors, excluding vacancies, shall constitute a quorum for the transaction of business,

provided that, if less than a majority of such Directors is present at such meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice, and provided further that if, pursuant to applicable law, the Articles or these Bylaws, the vote of a majority or other percentage of a particular group of Directors is required for action, a quorum must also include a majority or such other percentage of such group. The Directors present at a meeting which has been duly called and at which a quorum has been established may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough Directors to leave fewer than required to establish a quorum The action of a majority of the Directors present at a meeting at which a quorum is present shall be the action of the Board, unless the concurrence of a greater proportion of the Directors, excluding vacancies, is required for such action by statute, the Articles or these Bylaws. If enough Directors have withdrawn from a meeting to leave fewer than required to establish a quorum, but the meeting is not adjourned, the action of the majority of that number of Directors necessary to constitute a quorum at such meeting shall be the action of the Board, unless the concurrence of a greater proportion is required for such action by applicable law, the Articles or these Bylaws.
     Section 24. Telephone Meetings. Members of the Board may participate in a meeting by means of a conference call or other communications equipment by means of which all Directors participating can hear each other at the same time, and participation in the meeting by such means shall conclusively be deemed to constitute presence in person at such meeting.
     Section 25. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board may be taken without a meeting, if a consent in writing or by electronic transmission to such action is given by each Director and such consent is filed with the minutes of proceedings of the Board or committee (except for those instances where the Investment Company Act of 1940 (the “1940 Act”) requires action be taken by the Board in person, including without limitation the selection of independent auditors and the approval of an Investment Agreement).
     Section 26. Compensation of Directors. Directors, as such, shall not receive any stated salary for their services but, by resolution of the Board, non-employed Directors may be entitled to receive (a) an annual fee, (b) a fixed cash sum, (c) a stock or stock option grant, or (d) a combination of the above, along with the reimbursement of expenses of attendance, if any, for attendance at each regular or special meeting of the Board, or of any committee thereof, but nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.
     Section 27. Organization. At each meeting of the Board, the Chairman of the Board or, in the absence of the Chairman of the Board, the Vice Chairman of the Board, if any, shall act as chairman of the meeting. In the absence of both the Chairman and Vice Chairman of the Board, the Chief Executive Officer or, in the absence of the Chief Executive Officer, the President or, in the absence of the President, a Director chosen by a majority of the Directors present, shall act as chairman of the meeting. The Secretary or, in his absence, an Assistant Secretary of the Corporation, or, in the absence of the Secretary and all Assistant Secretaries, an individual appointed by the chairman of the meeting, shall act as secretary of the meeting.

     Section 28. Reliance. Each Director and officer of the Corporation shall, in the performance of his duties with respect to the Corporation, be entitled to rely on any information, opinion, report or statement, including any financial statement or other financial data, prepared or presented by an officer or employee of the Corporation whom the Director or officer reasonably believes to be reliable and competent in the matters presented, by a lawyer, certified public accountant or other person, as to a matter which the Director or officer reasonably believes to be within the person’s professional or expert competence, or, with respect to a Director, by a committee of the Board on which the Director does not serve, as to a matter within its designated authority, if the Director reasonably believes the committee to merit confidence.
     Section 29. Ratification. The Board or the Stockholders may ratify and make binding on the Corporation any action or inaction by the Corporation or its officers to the extent that the Board or the Stockholders could have originally authorized the matter. Moreover, any action or inaction questioned in any Stockholders’ derivative proceeding or any other proceeding on the ground of lack of authority, defective or irregular execution, adverse interest of a Director, officer or Stockholder, non-disclosure, miscomputation, the application of improper principles or practices of accounting or otherwise, may be ratified, before or after judgment, by the Board or by the Stockholders, and if so ratified, shall have the same force and effect as if the questioned action or inaction had been originally duly authorized, and such ratification shall be binding upon the Corporation and its Stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned action or inaction.
     Section 30. Certain Rights of Directors and Officers. A Director who is not also an officer of the Corporation shall have no responsibility to devote his or her full time to the affairs of the Corporation. Any Director or officer, in his or her personal capacity or in a capacity as an affiliate, employee, or agent of any other person, or otherwise, may have business interests and engage in business activities similar to, in addition to or in competition with those of or relating to the Corporation.
     Section 31. Emergency Provisions. Notwithstanding any other provision in the Articles or these Bylaws, this Section 31 shall apply during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board under this Article III of these Bylaws cannot readily be obtained (an “Emergency”). During any Emergency, unless otherwise provided by the Board, (a) a meeting of the Board or a committee thereof may be called by any Director or officer by any means feasible under the circumstances; (b) notice of any meeting of the Board during such an Emergency may be given less than twenty-four (24) hours prior to the meeting to as many Directors and by such means as may be feasible at the time, including publication, television or radio; and (c) the number of Directors necessary to constitute a quorum shall be one-third (1/3) of the entire Board.
ARTICLE IV.
COMMITTEES
     Section 32. Executive Committee. The Board, by resolution adopted by a majority of the Directors, excluding vacancies, may appoint an Executive Committee consisting of not fewer than three members, one of whom shall be designated the Chairman of the Executive Committee. The Executive Committee shall have and may exercise those rights, powers and authority of the

Board, as may from time to time be delegated to it by the Board, subject to any limitations imposed by law, and may authorize the seal of the Corporation to be affixed to all papers which may require the same.
     Section 33. Nominating Committee. The Board shall appoint a Nominating Committee consisting of not fewer than three members, one of whom shall be designated as Chairman of the Nominating Committee. A majority of members of the Nominating Committee shall not be officers of the Corporation. The Nominating Committee shall have and may exercise the rights, powers and authority of the Board, as may from time to time be delegated to it by the Board; provided, however, that in addition to any such rights, powers or authority, the Nominating Committee shall have the exclusive right to recommend candidates for election as Directors.
     Section 34. Compensation Committee. The Board, by resolution adopted by a majority of the Directors, excluding vacancies, may appoint from its membership a Compensation Committee consisting of not fewer than two members, one of whom shall be designated as Chairman of the Compensation Committee. None of the members of the Compensation Committee shall be officers of the Corporation. The Compensation Committee shall have and may exercise those rights, powers and authority of the Board, as may from time to time be delegated to it by the Board.
     Section 35. Audit Committee. The Board, by resolution adopted by a majority of the Directors, excluding vacancies, may appoint from its membership an Audit Committee consisting of not fewer than three members, each of whom shall be independent Directors, and free from any relationship that, in the opinion of the Board, would interfere with their exercise of independent judgment as a committee member, and one of whom shall be designated as Chairman of the Audit Committee. All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Audit Committee shall have accounting or related financial management expertise. The Board shall adopt a formal written charter for the Audit Committee that specifies (a) the scope of the Audit Committee’s responsibilities and the means by which the Audit Committee carries out these responsibilities, (b) the outside auditor’s accountability to the Board and the Audit Committee and the Audit Committee’s ultimate authority to select, evaluate and, where appropriate, replace the outside auditor, and (c) the Audit Committee’s responsibility to oversee the independence of the outside auditor through the receipt of a formal written statement delineating all relationships between the auditor and the Corporation and active dialogue with the auditors.
     Section 36. Advisory Committee. The Board, by resolution adopted by a majority of the Directors, excluding vacancies, may appoint an Advisory Committee complying with the terms of Section 2(a)(1) of the 1940 Act and the regulations promulgated thereunder, to provide advice and counsel with respect to investment and loan transactions entered into or contemplated by the Corporation or its subsidiaries and otherwise to assist the Board in the conduct of its duties and responsibilities. The Advisory Committee may be composed of up to five persons, who shall not be Directors, officers, employees or agents of the Corporation or any subsidiary or investment adviser thereof. Advisory Committee members shall be entitled to indemnification under Article VII below. The Advisory Committee and its members will have no voting power and no authority, as agent or otherwise, to act on behalf of the Corporation, in respect of any matter; and Directors shall be under no obligation to accept or reject any particular item of advice or counsel provided thereby. The Advisory Committee may be invited to hold meetings jointly with meetings of Directors. Any one or more members of the Advisory Committee may be invited to attend meetings of the Directors and may be offered access to the same information and materials otherwise provided only to Directors. The Advisory Committee may render its advice in written or verbal form, and the same may or may not be recorded.
     Section 37. Other Committees. The Board, by resolutions adopted by a majority of the Directors, excluding vacancies, may appoint from among its members one or more other committees. The Board may delegate to such committees any of the powers of the Board, except as prohibited by law.
     Section 38. Procedure; Notice; Meetings. Each committee shall fix its own rules of procedure and shall meet at such times and at such place or places as may be provided by such rules or as the members of such committee shall provide. Committee meetings may be called by the Chairman of the Board, the Chief Executive Officer, the President, the Chairman of the Committee, if any, or any two or more committee members (if there are at least two members of the committee). Notice of committee meetings shall be given in the same manner as notice for Special Meetings of the Board. Each committee shall keep regular minutes of its meetings and deliver such minutes to the Board. The Chairman of each committee, or, in his or her absence, a member of such committee chosen by a majority of the members of such committee present, shall preside at the meetings of such committee, and another member thereof, or any other person, chosen by such committee shall act as secretary of such committee, or in the capacity of secretary for purposes of such meeting.
Section 39. Quorum; Vote. With respect to each committee, a majority of its members shall constitute a quorum for the transaction of business. The affirmative vote of a majority of the members present at a meeting at which a quorum is present shall be required for any action of such committee.
     Section 40. Appointments; Vacancies; Changes; Discharges. The Board shall have the exclusive power at any time, through the approval by the affirmative vote of a majority of the Directors, excluding vacancies, to change the membership of any committee, to fill any vacancy, to designate an alternate member to replace any absent or disqualified member or to dissolve any such committee.
     Section 41. Tenure. Each member of a committee shall serve a term of one year or until his or her earlier removal, resignation, or death. Pursuant to the requirements of applicable law or these Bylaws, in the event that committee membership be at least partially predicated upon a member’s simultaneous service as a Director, a member of any such committee shall serve a term of one year or until his or her earlier: (a) removal as a committee member or Director; (b) resignation as a committee member or Director; or (c) death. Committee members may serve more than one term.
     Section 42. Compensation. Committee members shall be entitled to such compensation for their services as committee members and to such reimbursement for any reasonable expenses incurred in attending committee meetings, as may from time to time be fixed by the Board. The compensation (if any) of committee members may be on such basis as is determined by the Board. Any member may waive compensation for any meeting. Any committee member receiving compensation under these provisions shall not be barred from serving the Corporation in any other capacity and from receiving compensation and reimbursement of reasonable expenses for such other services.
     Section 43. Action by Consent. Any action required or permitted to be taken at any meeting of any committee may be taken without a meeting if a consent in writing or by electronic transmission to such action is given by all members of the committee, excluding vacancies, and such consent is filed with the minutes of its proceedings.
     Section 44. Meetings by Telephone or Other Communications. Committee members may participate in committee meetings by means of a conference telephone or other communications equipment, provided that all members participating in the meeting can hear each other at the same time, and participation by such means shall be conclusively deemed to constitute presence in person at such meeting.
ARTICLE V.
WAIVER OF NOTICE
     Section 45. Waiver of Notice. Whenever any notice of a meeting is required to be given under the provisions of law, the Articles, or these Bylaws, a waiver thereof in writing or by electronic transmission, given by the person or persons entitled to such notice and filed with the records of the meeting, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice of such meeting, unless specifically required by statute. The actual attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been lawfully called or convened.
ARTICLE VI.
OFFICERS
     Section 46. Designations. The officers of the Corporation shall be elected annually by the Board, except that the Chief Executive Officer or President may from time to time appoint one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers or other officers. The officers of the Corporation shall be: Chief Executive Officer, President, Secretary, Chief Financial Officer, and Treasurer. The Board may also create one or more of the following offices: Chairman of the Board, Vice Chairman of the Board, one or more Vice Presidents, one or more Principals, one or more Assistant Secretaries, one or more Assistant Treasurers and any other offices deemed necessary or appropriate by the Board. Two or more offices, except those of President and Vice-President, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law, the Articles or these Bylaws to be executed, acknowledged or verified by two or more officers.

     Section 47. Term of Office; Removal. At its annual meeting, the Board shall elect officers, each of whom shall exercise such powers and perform such duties as shall be determined from time to time by the Board. Each officer shall serve for one year or until his or her earlier resignation, removal, or death. Officers may serve more than one term in office. Any officer may be removed by the Board whenever, in its judgment, the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the officer so removed. If an office becomes vacant for any reason, such vacancy may be filled by the Board for the balance of the term.
     Section 48. Compensation. The compensation of all officers shall be fixed from time to time by or under the authority of the Board and no officer shall be prevented from receiving such compensation by reason of the fact that he is also a Director.
     Section 49. The Chief Executive Officer and President.
          (a) The Chief Executive Officer shall be the chief executive officer of the Corporation. He shall be involved in the general management of the business of the Corporation, and shall see that all orders and resolutions of the Board are carried into effect. He may sign and execute in the name of the Company certificates, deeds, mortgages, bonds, contracts or other instruments, except in cases where the signing and the execution thereof shall be expressly delegated by the Board, applicable law, the Articles, or these Bylaws to some other officer or agent of the Corporation. In addition, he shall perform all duties incident to the office of the Chief Executive Officer and such other duties as from time to time may be assigned to him by the Board.
          (b) The President shall be primarily responsible for the implementation of policies of the Board. In addition, in the absence or permanent incapacity of a Chief Executive Officer, the President shall perform the duties of the Chief Executive Officer. He shall have authority over the operations of the Company and its divisions, if any, subject only to the ultimate authority of the Chief Executive Officer and the Board. He may sign and execute in the name of the Company certificates, deeds, mortgages, bonds, contracts or other instruments, except in cases where the signing and the execution thereof shall be expressly delegated by the Board, applicable law, the Articles, or these Bylaws to some other officer or agent of the Corporation. In addition, he shall perform all duties incident to the office of the President and such other duties as from time to time may be assigned to him by the Board.
     Section 50. Vice Presidents and Principals. A Vice President or Principal, if any, or if there shall be more than one, the Vice Presidents and Principals, in the order determined by the Board, shall, in the absence or disability of the Chief Executive Officer or President, perform the duties and exercise the powers of the Chief Executive Officer or President, and shall perform such other duties and have such other powers as the Board may from time to time prescribe.
     Section 51. The Secretary and Assistant Secretaries.
          (a) The Secretary shall attend all Board and Stockholders meetings and record all the proceedings thereof in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the Stockholders and meetings of the Board, and shall perform such other duties as may be prescribed by the Board, the Chief Executive Officer or the President, under whose supervision he shall be. He shall keep in safe custody the seal of the Corporation and, when authorized by the Board, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of an Assistant Secretary.
     (b) The Assistant Secretary, if any, or if there be more than one, the Assistant Secretaries in the order determined by the Board, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board may from time to time prescribe.
     Section 52. The Chief Financial Officer, Treasurer and Assistant Treasurers.
          (a) The Chief Financial Officer and the Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board. The Chief Financial Officer and Treasurer may be the same person.
          (b) The Chief Financial Officer or the Treasurer shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer, the President and the Board, at its regular meetings or when the Board so requires, an account of transactions and of the financial condition of the Corporation.
          (c) The Assistant Treasurer, if any, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board may from time to time prescribe.
     Section 53. Chairman of the Board. The Board may designate from among its members a Chairman of the Board, who shall not, solely by reason of these Bylaws, be an officer of the Corporation. The Board may designate the Chairman of the Board as an executive or non-executive chairman. The Chairman of the Board shall preside over the meetings of the Board. The Chairman of the Board shall perform such other duties as may be assigned to him by these Bylaws or the Board.
ARTICLE VII.
INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES, AGENTS AND ADVISORS
     Section 54. Generally. Subject to any limitations set forth under Maryland law or in Section 55 below, the Corporation shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to the following persons (“Indemnitees”): (a) any individual who is a present or former Director or officer of the Corporation and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity, (b) any individual who, while a Director or officer of the Corporation and at the request of the Corporation, serves or has served as a director, officer, partner, member, manager or trustee of another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his service in that capacity or (c) the Adviser. The rights to indemnification and advance of expenses provided to a Director or officer hereby shall vest immediately upon election of such Director or officer. The Corporation may, with the approval of the Board or any duly authorized committee thereof, provide such indemnification and advance for expenses to a person who served a predecessor of the Corporation in any of the capacities described in (a), (b) or (c) above and to any employee or agent of the Corporation or a predecessor of the Corporation.
     Section 55. Limitation on Indemnification.
          (a) Notwithstanding anything to the contrary contained in this Article VII, the Corporation shall not provide for indemnification of an Indemnitee pursuant to Section 54 above for any liability or loss suffered by such Indemnitee, unless all of the following conditions are met:
               (i) The Indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Corporation.
               (ii) The Indemnitee was acting on behalf of or performing services for the Corporation.
               (iii) Such liability or loss was not the result of (A) negligence or misconduct (unless the Indemnitee is an independent director) or (B) gross negligence or willful misconduct (if the Indemnitee is an independent director).
               (iv) Such indemnification or agreement to hold harmless is recoverable only out of assets and not from the Stockholders.
          (b) Notwithstanding anything to the contrary contained in Section 54 above, the Corporation shall not provide indemnification for any loss, liability or expense arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged material securities law violations as to the Indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the Indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against the Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which Securities were offered or sold as to indemnification for violations of securities laws.
          (c) The Corporation may pay or reimburse reasonable legal expenses and other costs incurred by an Indemnitee in advance of final disposition of a proceeding only if all of the following are satisfied: (i) the proceeding relates to acts or omissions with respect to the performance of duties or services on behalf of the Corporation, (ii) the Indemnitee provides the Corporation with written affirmation of the Indemnitee’s good faith belief that the Indemnitee has met the standard of conduct necessary for indemnification by the Corporation as authorized by Section 54 hereof, (iii) the legal proceeding was initiated by a third party who is not a Stockholder or, if by a Stockholder acting in his or her capacity as such, a court of competent jurisdiction approves such advancement, and (iv) the Indemnitee provides the Corporation with a written agreement to repay the amount paid or reimbursed by the Corporation, together with the applicable legal rate of interest thereon, if it is ultimately determined that the Indemnitee did not comply with the requisite standard of conduct and is not entitled to indemnification.
(d) Neither the amendment nor repeal of this Article VII, nor the adoption or amendment of any other provision of the Bylaws or Articles inconsistent with the provisions of this Article VII, shall apply to or affect in any respect the applicability of these provisions with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.
     Section 56. Advisory Committee Members. Subject to the limitations set forth in Sections 54 and 55 above, the Corporation shall indemnify any person appointed to any Advisory Committee pursuant to Article IV, Section 37 hereof (or the heirs, executors, or administrators of such person) who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a member of the Advisory Committee, if the Board determines that such person acted in good faith and in a manner such person reasonably believed to be in the best interests of the Corporation, and in the case of any criminal action or proceeding, that such person had no reasonable cause to believe that such person’s conduct was unlawful.
ARTICLE VIII.
STOCK
     Section 57. Certificates. Except as may be otherwise provided by the Board, Stockholders are not entitled to certificates representing the shares of stock held by them. In the event that the Corporation issues shares of stock represented by certificates, such certificates shall be in such form as prescribed by the Board or a duly authorized officer, shall contain the statements and information required by the MGCL and shall be signed by the officers of the Corporation in the manner permitted by the MGCL. In the event that the Corporation issues shares of stock without certificates, to the extent then required by the MGCL, the Corporation shall provide to the record holders of such shares a written statement of the information required by the MGCL to be included on stock certificates. There shall be no differences in the rights and obligations of Stockholders based on whether or not their shares are represented by certificates.
     Section 58. Registration of Transfer. All transfers of shares of stock shall be made on the books of the Corporation, by the holder of the shares, in person or by his or her attorney, in such manner as the Board or any officer of the Corporation may prescribe and, if such shares are certificated, upon surrender of certificates duly endorsed. The issuance of a new certificate upon the transfer of certificated shares is subject to the determination of the Board that such shares shall no longer be represented by certificates. Upon the transfer of any uncertificated shares, to the extent then required by the MGCL, the Corporation shall provide to the record holders of such shares a written statement of the information required by the MGCL to be included on stock certificates. Transfers of shares of any class or series of stock will be subject in all respects to the Articles and all of the terms and conditions contained therein.
     Section 59. Registered Stockholders.
          (a) The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by the laws of the State of Maryland.
          (b) If a Stockholder desires that notices and/or dividends shall be sent to a name or address other than the name or address appearing on the stock ledger maintained by the Corporation (or by the transfer agent or registrar, if any), such Stockholder shall have the duty to notify the Corporation (or the transfer agent or registrar, if any), in writing, of such desire. Such written notice shall specify the alternate name or address to be used.
     Section 60. Location of Stock Ledger. A copy of the Corporation’s stock ledger containing (a) the name and address of each Stockholder, and (b) the number and shares of stock of each class which the Stockholder holds shall be maintained at the Corporation’s principal executive office. Such stock ledger may be in written form or any other form capable of being converted into written form within a reasonable time for visual inspection.
     Section 61. Record Date.
          (a) The Board may set, in advance, a record date for the purpose of determining Stockholders entitled to notice of or to vote at any meeting of Stockholders or determining Stockholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of Stockholders for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than ninety (90) days and, in the case of a meeting of Stockholders, not less than ten (10) days, before the date on which the meeting or particular action requiring such determination of Stockholders of record is to be held or taken.
          (b) When a record date for the determination of Stockholders entitled to notice of and to vote at any meeting of Stockholders has been set as provided in this section, such record date shall continue to apply to the meeting if adjourned or postponed, except if the meeting is adjourned or postponed to a date more than one hundred twenty (120) days after the record date originally fixed for the meeting, in which case a new record date for such meeting may be determined as set forth herein.
     Section 62. Lost, Stolen or Destroyed Certificates. Any officer of the Corporation may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, destroyed, stolen or mutilated, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, destroyed, stolen or mutilated; provided, however, if such shares have ceased to be certificated, no new certificate shall be issued unless requested in writing by such Stockholder and the Board has determined that such certificates may be issued. Unless otherwise determined by an officer of the Corporation, the owner of such lost, destroyed, stolen or mutilated certificate or certificates, or his or her legal representative, shall be required, as a condition precedent to the issuance of a new certificate or certificates, to give the Corporation a bond in such sums as it may direct as indemnity against any claim that may be made against the Corporation.
ARTICLE IX.
GENERAL PROVISIONS
     Section 63. Dividends. Dividends and other distributions upon the stock of the Corporation, subject to the provisions of law and the Articles, may be authorized by the Board at any regular or special meeting. Dividends and other distributions may be paid in cash, in property, or in stock of the Corporation, subject to the provisions of law and of the Articles.
     Section 64. Reserves. Before payment of any dividends or other distributions, there may be set aside out of any funds of the Corporation available for dividends or other distributions such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall determine, and the Directors may modify or abolish any such reserve.
     Section 65. Checks. All checks, drafts, and orders for the payment of money, notes and other evidences of indebtedness, issued in the name of the Corporation shall be signed by such officer or officers as the Board may from time to time designate.
     Section 66. Fiscal Year. The fiscal year of the Corporation shall end on June 30 of each fiscal year, and may thereafter be changed by duly adopted resolution of the Board from time to time.
     Section 67. Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Incorporated Maryland.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. Whenever the Corporation is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word “(SEAL)” adjacent to the signature of the person authorized to execute the document on behalf of the Corporation.
     Section 68. Control Share Acquisition Act. Notwithstanding any other provision of the Articles or these Bylaws, Title 3, Subtitle 7 of the MGCL, or any successor statute, shall not apply to any acquisition by any person of shares of stock of the Corporation. This section may be repealed, in whole or in part, at any time, whether before or after an acquisition of control shares and, upon such repeal, may, to the extent provided by any successor bylaw, apply to any prior or subsequent control share acquisition.

ARTICLE X.
AMENDMENTS
     Section 69. Amendments. The Board shall have the exclusive power to adopt, alter or repeal any provision of these Bylaws and to make new Bylaws.

     I, THE UNDERSIGNED, being the Secretary of Gladstone Lending Corporation DO HEREBY CERTIFY the foregoing to be the bylaws of the Corporation, as adopted by Written Consent of the Board of Directors on [                                        ], 2010.

Terry Brubaker, Secretary